EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Solid 2012 Results

Company Increases Dividend 7.1% & Establishes 2013 FFO Guidance

SAN DIEGO, Feb. 21, 2013 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (Nasdaq:ROIC) announced today financial and operating results for the year and fourth quarter ended December 31, 2012.

YEAR 2012 HIGHLIGHTS

  Net income of $7.9 million, or $0.15 per diluted share
  Funds From Operation (FFO) of $39.1 million, or $0.75 per diluted share(1)
  $276.1 million in shopping center acquisitions completed
  7.4% increase in same-center cash net operating income (2012 vs. 2011)
  93.5% portfolio occupancy rate at December 31, 2012 (230 bps increase vs. 2011)
  35.1% debt-to-total market capitalization ratio at December 31, 2012
  Corporate headquarters relocated from White Plains, NY to San Diego, CA
  35.9% increase in cash dividends per share paid (2012 vs. 2011)

4TH QUARTER 2012 HIGHLIGHTS

  Net loss of $278,000, or $0.01 per diluted share
  FFO of $8.5 million, or $0.15 per diluted share(1)
  $141.4 million in shopping center acquisitions completed
  6.4% increase in same-center cash net operating income (4Q12 vs. 4Q11)
  Quarterly cash dividend of $0.15 per share declared (7.1% increase)

__________________________

(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "2012 proved to be another strong and productive year for the company whereby we successfully advanced our business on a number of important fronts. We continued to execute our highly-disciplined investment strategy, acquiring $276.1 million of shopping centers during the year, growing our portfolio by 30.0%, in terms of gross leasable area, and enhancing our presence in each of our core markets in the western region of the United States. We continued to capitalize on the strong demand for space across our portfolio, leasing approximately 728,000 square feet of space, increasing year-end occupancy to a new, two-year high of 93.5%, and achieving a strong, 7.4% increase in same-center cash net operating income for the year. We also continued to enhance our financial position during 2012, significantly lowering our borrowing costs, expanding our debt capital availability and raising equity capital efficiently through our ATM program. Additionally, along with growing our portfolio and business, we increased cash dividends to stockholders by 35.9% in 2012." Tanz stated further, "Looking ahead, with our solid shopping center portfolio and operating platform, together with our strong financial position, we are well positioned to continue growing our business in 2013".

FINANCIAL SUMMARY

For the twelve months ended December 31, 2012, net income was $7.9 million, or $0.15 per diluted share. FFO for the year 2012 was $39.1 million, or $0.75 per diluted share. For the three months ended December 31, 2012, ROIC incurred $1.8 million in costs associated with relocating its corporate headquarters from New York to California, resulting in a net loss of $278,000 or $0.01 per diluted share. FFO for the fourth quarter 2012 was $8.5 million, or $0.15 per diluted share. ROIC reports FFO as a supplemental performance measure. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At December 31, 2012, ROIC had total market capitalization of approximately $1.1 billion with $391.7 million of debt outstanding, equating to a 35.1% debt-to-total market capitalization ratio. ROIC's debt outstanding was comprised of $72.7 million of mortgage debt and $319.0 million of unsecured debt, including $119.0 million outstanding on its unsecured credit facility. At December 31, 2012, 89.4% of ROIC's portfolio was unencumbered, based on gross leasable area.

INVESTMENT SUMMARY

During 2012, ROIC acquired fourteen shopping centers for a total of $276.1 million, including the following five shopping centers acquired during the fourth quarter for a total of $139.3 million. Additionally, during the fourth quarter, ROIC acquired a newly developed pad building at one of its existing shopping centers for $2.1 million.

Bay Plaza Shopping Center

In October 2012, ROIC acquired Bay Plaza Shopping Center for $21.6 million. The shopping center is approximately 73,000 square feet and is anchored by Seafood City Supermarket, a regional grocery store. The property is located in San Diego, California and is currently 86.9% leased.

Santa Teresa Village Shopping Center

In November, 2012, ROIC acquired Santa Teresa Village Shopping Center for $31.6 million. The shopping center is approximately 125,000 square feet and is anchored by Raley's (Nob Hill) Supermarket, a regional grocery store. The property is located in San Jose, California and is currently 94.0% leased.

Cypress West

In December 2012, ROIC acquired Cypress West for $27.6 million. The shopping center is approximately 106,000 square feet and is anchored by Kroger (Ralph's) Supermarket and Rite Aid. The property is located in Cypress, California, in the heart of Orange County and is currently 92.0% leased.

Redondo Beach Plaza

In December 2012, ROIC acquired Redondo Beach Plaza for $30.8 million. The shopping center is approximately 111,000 square feet and is anchored by Safeway (Vons) Supermarket. The property is located in Redondo Beach, California, within the Los Angeles metropolitan area and is currently 98.8% leased.

Harbor Place Center

In December 2012, ROIC acquired Harbor Place Center for $27.7 million. The shopping center is approximately 120,000 square feet and is anchored by Albertson's Supermarket and Ross Dress for Less. The property is located in Garden Grove, California, in the heart of Orange County and is currently 100% leased. Albertson's is no longer operating at the shopping center. ROIC is currently in advanced discussions with several national retailers regarding the Albertson's space.

In 2013, year-to-date ROIC has acquired the following two shopping centers for a total of $39.8 million.

Diamond Bar Town Center

In February 2013, ROIC acquired Diamond Bar Town Center for $27.4 million. The shopping center is approximately 107,000 square feet and is anchored by a national grocer. The property is located in Diamond Bar, California, within the Los Angeles metropolitan area and is currently 91.2% leased.

Bernardo Heights Plaza

In February 2013, ROIC acquired Bernardo Heights Plaza for $12.4 million. The shopping center is approximately 38,000 square feet and is anchored by Sprouts Farmers Market, a regional grocery store. The property is located in Rancho Bernardo, California, within the San Diego metropolitan area and is currently 100% leased.

CASH DIVIDEND

On November 30, 2012, ROIC distributed a $0.14 per share cash dividend. On February 19, 2013, ROIC's board of directors declared a cash dividend of $0.15 per share, payable on March 29, 2013 to shareholders of record on March 15, 2013. The $0.15 per share dividend represents a 7.1% increase over ROIC's previous dividend.

2013 FFO & DIVIDEND GUIDANCE

ROIC currently estimates FFO for 2013 will be within the range of $0.80 to $0.85 per diluted share, and net income will be within the range of $0.12 to $0.14 per diluted share. The following table provides a reconciliation of GAAP net income to FFO. (In thousands, except per share amounts)

	For the year ending December 31, 2013
	Low End	High End
Net Income for period	$ 7,000	$ 8,000
Plus:
Depreciation & amortization	40,500	42,500
Funds From Operations (FFO)	$ 47,500	$ 50,500

Weighted average diluted shares	59,250	59,250

Earnings per diluted share	$0.12	$0.14
FFO per diluted share	$0.80	$0.85

ROIC's estimates are based on numerous underlying assumptions. ROIC's management will discuss the company's estimates and underlying assumptions on its February 21, 2013 conference call. ROIC's guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on February 21, 2013 at 12:00 p.m. Eastern Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 88746363. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 4:00 p.m. Eastern Time on February 21, 2013 and will be available until 11:59 p.m. Eastern Time on February 27, 2013. To access the conference call recording, dial (855) 859-2056 (domestic), or (404) 537-3406 (international) and use the Conference ID: 88746363. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corporation (Nasdaq:ROIC) is a fully integrated, self-managed real estate investment trust.  ROIC specializes in the acquisition, ownership and management of necessity-based community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores.  At December 31, 2012, ROIC's property portfolio included 45 shopping centers encompassing approximately 4.8 million square feet. Additional information is available at www.roireit.net.

The Retail Opportunity Investments Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6855

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of ROIC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Additional information regarding these and other factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K.

RETAIL OPPORTUNITY INVESTMENTS CORP. CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
ASSETS
Real Estate Investments:
Land	$ 283,445,257	$ 167,191,883
Building and improvements	588,248,338	413,640,527
	871,693,595	580,832,410
Less: accumulated depreciation	32,364,772	14,451,032
	839,328,823	566,381,378
Mortgage notes receivable	10,000,000	10,000,000
Investment in and advances to unconsolidated joint ventures	15,295,223	26,242,514
Real Estate Investments, net	864,624,046	602,623,892
Cash and cash equivalents	4,692,230	34,317,588
Restricted cash	1,700,692	1,230,808
Tenant and other receivables, net	12,455,190	6,895,806
Deposits	2,000,000	500,000
Acquired lease intangible asset, net of accumulated amortization	41,230,616	32,024,153
Prepaid expenses	1,245,778	672,679
Deferred charges, net of accumulated amortization	21,623,474	15,342,132
Other	1,339,501	825,569
Total assets	$ 950,911,527	$ 694,432,627

LIABILITIES AND EQUITY
Liabilities:
Term loan	$ 200,000,000	$ 110,000,000
Credit facilities	119,000,000	—
Mortgage notes payable	72,689,842	59,905,964
Acquired lease intangibles liability, net of accumulated amortization	57,371,803	46,700,620
Accounts payable and accrued expenses	6,468,580	7,475,283
Tenants' security deposits	2,336,680	1,552,630
Other liabilities	26,502,551	18,309,076
Total liabilities	$ 484,369,456	$ 243,943,573

Commitments and contingencies	—	—

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; and 52,596,754 and 49,375,738 shares issued and outstanding at December 31, 2012 and 2011	5,260	4,938
Additional paid-in-capital	523,540,268	484,194,434
Accumulated deficit	(38,851,234)	(19,617,877)
Accumulated other comprehensive loss	(18,154,612)	(14,094,830)
Total Retail Opportunity Investments Corp. stockholders' equity	466,539,682	450,486,665
Noncontrolling interests	2,389	2,389
Total equity	466,542,071	450,489,054
Total liabilities and equity	$ 950,911,527	$ 694,432,627

RETAIL OPPORTUNITY INVESTMENTS CORP. CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenue
Base rents	$ 16,483,947	$ 13,140,344	$ 59,218,635	$ 39,581,142
Recoveries from tenants	4,751,966	3,302,406	14,770,963	10,247,715
Mortgage interest	204,444	204,561	1,106,089	1,908,655
Total revenues	21,440,357	16,647,311	75,095,687	51,737,512

Operating expenses
Property operating	3,455,618	3,120,245	12,779,758	8,409,771
Property taxes	2,165,852	1,460,903	7,281,213	5,022,544
Depreciation and amortizations	8,336,792	6,602,806	29,074,709	21,264,172
General & administrative expenses	4,342,231	2,547,417	13,058,608	9,801,233
Acquisition transaction costs	400,206	515,304	1,347,611	2,290,838
Total operating expenses	18,700,699	14,246,675	63,541,899	46,782,558

Operating Income (loss)	2,739,658	2,400,636	11,553,788	4,954,954
Non-operating income (expenses)
Interest expense and other finance expenses	(3,234,979)	(2,492,459)	(11,379,857)	(6,225,084)
Gain on consolidation of JV	--	--	2,144,696	--
Gain on bargain purchase	--	--	3,864,145	9,449,059
Equity in earnings from unconsolidated joint ventures	216,849	320,747	1,697,980	1,458,249
Interest income	162	4,654	11,861	19,143

Net Income (Loss) Attributable to Retail Opportunity Investments Corp.	$ (278,310)	$ 233,578	$ 7,892,613	$ 9,656,321

Basic and diluted per share:	$ (0.01)	$ 0.01	$ 0.15	$ 0.23

Dividends per common share	$ 0.14	$0.12	$ 0.53	$ 0.39
CALCULATION OF FUNDS FROM OPERATIONS
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net income (loss) for period	$ (278,310)	$ 233,578	$ 7,892,613	$ 9,656,321
Plus: Real property depreciation	3,965,113	3,040,218	14,265,121	9,460,303
Amortization of tenant improvements and allowances	1,684,028	977,998	4,956,577	2,931,160
Amortization of deferred leasing costs	3,137,007	3,225,622	12,027,888	10,993,941
Funds from operations	$ 8,507,838	$ 7,477,416	$ 39,142,199	$ 33,041,725
Plus: Acquisition transaction costs	400,206	515,304	1,347,611	2,290,838
Modified funds from operations	$ 8,908,044	$ 7,992,720	$ 40,489,810	$ 35,332,563

Net Cash Provided by (Used in):
Operating Activities	$ 5,524,022	$ 3,462,969	$ 24,720,566	$ 17,286,197
Investing Activities	$ (135,471,238)	$ (19,875,614)	$ (261,574,478)	$ (225,154,948)
Financing Activities	$ 111,150,622	$ 42,469,799	$ 207,228,554	$ 157,449,929

ROIC computes FFO in accordance with the "White Paper" on FFO published by NAREIT, which defines FFO as net income attributable to common shareholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures. FFO as defined by ROIC may not be comparable to similarly titled items reported by other real estate investment trusts due to possible differences in the application of the NAREIT definition used by such REITs.  In addition, ROIC calculates modified FFO, by adding acquisition transaction costs associated with business combinations which have been expensed in accordance with GAAP to FFO as defined above. For the three months ended December 31, 2012 and 2011, ROIC expensed $400,206 and $515,304, respectively relating to real estate acquisitions. For the year ended December 31, 2012 and 2011, ROIC expensed $1,347,611 and $2,290,838, respectively relating to real estate acquisitions. The table above provides a reconciliation of net income applicable to stockholders in accordance with GAAP to FFO and modified FFO for the three and twelve months ended December 31, 2012 and 2011.

CONTACT: Ashley Bulot, Investor Relations
         858-255-4913
         abulot@roireit.net